UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

NOBLE ROMAN’S, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2023 ANNUAL MEETING OF SHAREHOLDERS

OF

NOBLE ROMAN’S, INC.

6612 E. 75th Street, Suite 450

Indianapolis, Indiana 46250

PROXY STATEMENT

OF

BT BRANDS, INC.

AND

GARY COPPERUD

[●], 2023

To Our Fellow Shareholders of Noble Roman’s, Inc.:

This Proxy Statement is furnished to holders of the common stock, no par value per share (“Common Stock”), of Noble Roman’s, Inc. (“Noble Roman’s” or the “Company”), in connection with our solicitation of proxies for use at the 2023 Annual Meeting of Shareholders of the Company scheduled to be held on Thursday, July 6, 2023 at 10:30 a.m., local time, in the conference room in Heritage Park at 6612 E. 75th Street, Indianapolis, Indiana 46250, and any adjournment or postponement thereof (the “Annual Meeting”). According to the Company’s proxy statement, the record date for the Annual Meeting is June 5, 2023. Only shareholders of record at the close of business on that date may vote at the Annual Meeting or any continuation, adjournment or postponement thereof.

This solicitation is being conducted by BT Brands, Inc. (“BT Brands”) and Gary Copperud (“Mr. Copperud” and together with BT Brands, the “Proponents” or “we”). As of the date hereof, the Proponents beneficially own an aggregate of 1,879,900 shares of Common Stock, representing approximately 8.46% of the outstanding shares of Common Stock, as reported to be outstanding by the Company in its quarterly report on Form 10-Q for the period ended March 31, 2023 filed with the SEC on May 10, 2023.

As more fully discussed in this Proxy Statement, the proxy is being solicited to be used at the Annual Meeting to elect Mr. Copperud as a director of the Company (the “Board of Directors” or the “Board”).

At the Annual Meeting, shareholders are being asked, among other things, to elect one member of the Board. The Company has a classified Board, currently divided into three classes. Only the term of the Class III director, Scott Mobley (“Scott Mobley”), expires at this Annual Meeting. Accordingly, we seek your support at the Annual Meeting to elect our nominee to replace Scott Mobley as a member of the Company's Board of Directors Your vote to elect Gary Copperud will have the legal effect of replacing one incumbent director with our nominee on the current five-person Board.

In support of the election of Mr. Copperud to the Board of Directors of Noble Roman’s, we note that the current Board of Directors has presided over a steady and significant decline in shareholder value. Since January 2015, the price of the Common Stock declined from $2.14 in January 2015 to a low of $0.20 in December 2022. In addition, during that period, there has been an erosion of shareholders’ equity from nearly $14.9 million on December 31, 2015 to under $1.9 million on December 31, 2022, an approximate $13 million drop - a 90% reduction in shareholders’ equity. The decline in the Company’s shareholders’ value and deterioration in its financial condition over the last several years coincides directly with the appointment of Scott Mobley as the President and Chief Executive Officer of the Company in 2014.

We are nominating Mr. Copperud to serve on the Board of Directors to offer a fresh perspective focused on representing the interests of the shareholders in the face of management which has consistently protected its own economic position through a series of automatically renewing long-term employment agreements which were allowed to renew during a period of negative returns to shareholders, and increasing leverage on the balance sheet.

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We believe that the shareholders will benefit from the addition of Mr. Copperud to the Board. Mr. Copperud, a highly qualified, independent director candidate, brings relevant skills and a resolute objective of enhancing value to benefit all Company shareholders. Mr. Copperud has 16 years of experience in the restaurant industry. If elected to the Board, Mr. Copperud intends to direct his efforts toward bringing fiscal discipline to the Company, including:

•	evaluating existing debt and seeking to replace it with debt at a lower interest rate;

•	challenging the Company’s long-standing policy of approving management’s employment contracts, in place since 1999, and its practice of issuing stock options to management rewarding recurring losses;

•

introducing corporate governance measures to, among other things, declassify the existing classified Board of Directors structure to allow shareholders to respond more quickly (with their votes) if current Board of Directors’ decisions and actions do not appear favorable to shareholders' interests.

If elected, Mr. Copperud will constitute a minority on the Board and there is no assurance that he will be able to implement any actions that improve shareholder value. However, we believe the election of Mr. Copperud is an important step in the right direction toward increasing the value of the Company.

In addition to the election of the Class III director, the Company’s proxy statement asks shareholders to consider a proposal to provide non-binding shareholder advisory approval of the compensation of the Company’s named executive officers (“say-on-pay”). While this Proxy Statement takes no position on how shareholders should vote on such proposal, the Company’s financial statements demonstrate that the single largest contributor to the erosion of shareholder equity since 2014 has been the aggregate salaries paid to the Company’s top two executives, comprising Scott Mobley and Paul Mobley, Scott Mobley’s father who serves as Executive Chairman of the Board, Chief Financial Officer and a Class II Director of the Company (“Paul Mobley”). Since 2014, excluding the value attributable to options granted, the Company has paid aggregate cash compensation of $5,929,406 to the Mobleys, an amount approximately equal to 45% of the total reduction in shareholders’ equity over the last eight years. In addition to their base salary, the Mobleys have been receiving stock options over the terms of their respective employment agreements. As of December 31, 2023, Scott Mobley owns options to purchase 1,703,333 shares of Common Stock at prices ranging from $0.22 to $1.00 and Paul Mobley owns options to purchase 1,198,334 shares of Common Stock at prices ranging from $0.22 to $1.00. The 2,901,667 options granted to the Mobleys represent more than 12% of the outstanding shares of Common Stock as of May 10, 2023 and over 54% of the total number of options granted by the Company. During this period, the total debt of the Company increased 133% from $3.9 million at the end of 2014 to approximately $9 million at the end of 2022. As further evidence of the degradation of the Company’s financial position, it is noted that at December 31, 2022, debt represents 480% of equity compared to just 38% of equity at the time Scott Mobley became CEO in 2014,

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today. The attached Proxy Statement and the enclosed BLUE proxy card are first being mailed to shareholders on or about [●], 2023.

THIS SOLICITATION IS BEING MADE BY THE PROPONENTS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.

THE PROPONENTS URGE YOU TO VOTE “FOR” THE PROPONENTS’ NOMINEE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED BLUE PROXY CARD TODAY. PLEASE SIGN, DATE AND RETURN THE BLUE PROXY CARD VOTING “FOR” THE ELECTION OF THE PROPONENTS NOMINEE.

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IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE “FOR” THE PROPONENTS’ NOMINEE BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT WILL BE COUNTED. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting —

This Proxy Statement and our BLUE proxy card are available at www.__________________.

Thank you for your support,

Kenneth Brimmer, Chief Operating Officer, BT Brands, Inc.

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Your vote is important, no matter how few shares of Common Stock you own. The Proponents urge you to sign, date, and return the enclosed BLUE proxy card today to vote “FOR” Mr. Gary Copperud.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to the Company in the enclosed postage-paid envelope today.

•

If your shares of Common Stock are held in a brokerage account, bank or other intermediary, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker, bank or other intermediary. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Common Stock on your behalf without your instructions. As a beneficial owner, you may vote the shares at the Annual Meeting only if you obtain a legal proxy from the broker or bank giving you the right to vote the shares.

•

You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, the Proponent recommends that you submit your BLUE proxy card by mail by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

IMPORTANT: Only your latest dated proxy card will count, so the Proponent urges you to disregard and not to return any WHITE proxy card you receive from the Company and return only the BLUE proxy card. Even if you return the management proxy card marked “WITHHOLD” as a protest against the incumbent director, it will revoke any proxy card you may have previously sent to us so please disregard and do not return any WHITE proxy card you receive from the Company. Even if the Nominees are included on the WHITE proxy card, please disregard and do not return any WHITE proxy card and return the BLUE proxy card.

If you have any questions regarding your BLUE proxy card or need assistance in executing your proxy, please contact:

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BACKGROUND OF THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation.

On November 28, 2022, the Proponents filed a Schedule 13D with the U.S. Securities and Exchange Commission (“SEC”) reporting that they beneficially owned approximately 5.17% of the outstanding shares of the Common Stock.

On January 11, 2023, the Proponents sent a letter to the Board outlining the Company’s liquidity position in light of the payments required to be made under the promissory note the Company executed in favor of Corbel Capital Partners SBIC, L.P. (“Corbel”) on February 7, 2020 in the principal amount of $8 million (the “Corbel Note”). In the letter, the Proponents offered to (i) extend to the Company a loan in the amount of $625,000 that could be used to prepay a portion of the Corbel Note and (ii) work with the Company’s and BT Brands investment bankers to complete a refinancing of the Corbel Note. The loan offered by the Proponents provided for interest at the rate of 5% per annum, substantially lower than the amount accruing on the Corbel Note which, BT Brands believes would have substantially lowered the Company’s annual interest cost.

On January 20, 2023, management of the Company responded to BT Brands by email declining the Proponents’ loan offer.

On February 13, 2023, the Proponents sent a letter to the Board noting that the cursory response provided by the Company to the Proponents’ January 11, 2023 offer suggesting that the Board did not afford the Proponents’ offer the careful review it deserved. The Proponents offered to extend a loan to the Company in the amount of $1,000,000 that would accrue interest at the rate of 5% per year. The Proponents’ letter reiterated that the Board had a duty to the shareholders to carefully consider the offer.

On February 20, 2023, management of the Company transmitted a short email to the Proponents indicating that the Company was not interested in the Proponents’ offer.

On February 24, 2023, the Proponents filed an amendment to its Schedule 13D to report that they had acquired additional shares of Common Stock, increasing their aggregate holdings to approximately 8.11% of the outstanding shares of the class of Common Stock.

On March 3, 2023, the Proponents transmitted a letter to the Company making a request for certain documents required to be provided by an Indiana corporation under Indiana corporate law. The correspondence also requested certain documents that were not available on the SEC’s EDGAR system, a platform through which all companies with a class of stock registered under federal securities laws are required to file documents electronically, including a copy of the Company’s 1984 Stock Option Plan.

On March 14, 2023, counsel to the Company responded to the Proponents document demand by providing most of the documents requested. However, the Company noted that it was not able to locate a copy of the Company’s 1984 Stock Option Plan.

On April 25, 2023, the Proponents transmitted a letter to the Company advising that it appeared from a review of the Company’s filings on the EDGAR system that the Company had not filed the amendment to the Corbel loan document entered into at the end of the third quarter 2022 (the “Corbel Amendment”). The Corbel Amendment revised the Corbel loan documents to change the required payments of principal beginning in March 2023 from $33,333 per month to $83,333 per month in exchange for lowering the financial covenants and eliminating the excess cash flow requirement included in the original agreement. The Proponents reminded the Company of its obligations under federal securities laws to file on a timely basis (within four days) material agreements to which it is a party and that, though the Corbel Amendment was entered into in the third quarter 2022, it was not disclosed until the filing of the Company’s annual report on Form 10-K filed with the SEC on April 13, 2023 (a period of about seven months from the date of the Corbel Amendment to the date of public disclosure). The Proponents further noted that, given that the Company knew that the Proponents were acquiring Common Stock in the open market, that the substantial increase in the monthly payments, in light of the Company’s financial condition, could have impacted the Proponents’ decision to continue purchasing stock in the open market.

At no point has management of the Company contacted either of the Proponents directly or invited them to discuss the Proponents’ proposals.

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REASONS FOR OUR SOLICITATION

The Proponents have nominated a highly qualified Board candidate — Mr. Copperud — who has extensive experience in the restaurant industry and with public company governance, and, if elected, he would have no relationship with the Company’s existing management or the directors of the Company. If elected, Mr. Copperud intends to thoroughly review the Company’s business, assets, debt obligations, capital structure, capital allocation priorities, strategies, operations, policies and personnel to help ensure that the Company is being operated optimally on behalf of all shareholders.

We are disappointed with current management. We believe that there is significant potential in the Company’s assets, people and business relationships, but that poor leadership and corporate governance make it ill-equipped to succeed. An outside presence on the Board whose primary focus is to give voice to the Company’s shareholders is needed to modernize the Company’s strategy, policies and governance and provide an objective and independent review of alternatives. Specifically, we believe the Company will not improve its performance without fundamental change to what we believe are strategies and policies that have proven to yield no results and that reward management for underperformance, all at the expense of the shareholders.

Noble Roman’s Has a Troubling History of Underperformance and Lack of Management Accountability

The Company’s shareholders have suffered under the leadership of current management. Rather than recognize their failure to perform, management has continued to pursue failed strategies and to cause the destruction of shareholder value by incurring high-cost debt and taking cash salaries which contributed to the Company’s poor financial performance. In addition, senior executives have been awarded significant grants of stock options while the Company’s business was performing poorly and its stock price was declining without conditioning any stock options on Company performance.

We believe that the Company needs to review its current debt agreements and evaluate all options to replace existing debt with lower cost debt. We also believe that executive compensation should be tied directly to the Company’s financial performance. This principle is heightened in smaller companies where management salaries comprise a disproportionate percentage of a company’s operating expenses. Excluding government grants, between 2015 and 2022, the Company experienced only one year where it earned net income, yet in each year during that period, except for 2018, the compensation of the two senior executives increased.

The graph below directly connects the decline in the stock price and shareholders’ equity and management salaries over the last eight years.

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Salaries in the graph above are the aggregate salaries of Scott Mobley and Paul Mobley.

The following tables provides additional granularity to the graph above. All information in the tables is in dollars and is drawn from the Company’s Annual Reports on Form 10-K for the years ended December 31.

Long-term Debt and Interest Expense

	2015	2016	2017	2018	2019	2020	2021	2022
Long-term Debt[1]	$2,742,535	$4,895,229	$6,132,532	$6,309,366	$5,371,986	$8,043,188	$8,496,170	$8,960,431
Interest Expense	186,414	615,685	1,474,027	655,203	774,565	1,914,344	1,361,625	1,626,221

(1) The amounts are calculated from the Company’s audited balance sheets and do not include interest and are net of issuance costs and other discounts and also exclude derivative liabilities.

Management Salaries

The table below does not reflect the value of options awarded to the named executives during that year.

	2015	2016	2017	2018	2019	2020	2021	2022	Total
Paul Mobley	$325,000	$325,000	$300,000	$225,000	$300,000	$300,000	$315,000	$330,750	$2,420,750
Scott Mobley	395,663	410,881	418,672	443,720	444,568	444,568	461,506	489,078	3,508,656
Aggregate	$720,663	$735,881	$718,672	$668,720	$744,568	$744,568	$776,506	$819,828	$5,929,406

Shareholders’ Equity

	2015	2016	2017	2018	2019	2020	2021	2022
Shareholder Equity	$14,874,975	$14,018,430	$10,648,091	$8,145,336	$7,833,788	$2,356,978	$2,894,564	$1,866,662
Net (loss) Income	785,778	(870,840)	(3,384,927)	(3,062,209)	(378,065)	(5,381,946)	509,465+	(1,056,070)#

* All amounts in dollars.

+ Includes loans under the Paycheck Protection Program equal to $1,655,734.

# Shareholders should note that the 2022 shareholders’ equity figure includes loans under the Paycheck Protection Program equal to $1,655,734.

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Over the last eight years, the Company has been burdened with high debt contributing to the erosion of shareholders’ equity. Under the Corbel loan documents, the Company makes monthly interest payments of $83,333. Since 2014, the combined aggregate salaries of the Mobley’s of $5,929,406 account for approximately 45% of the amount by which shareholders’ equity declined over the same period. We believe that the market recognized that the Company’s current operating practices, combined with failed growth strategies over the same period, is unsustainable and has priced the Company’s Common Stock accordingly.

Under the Mobleys’ current employment agreements, the Company is obligated to pay an aggregate of approximately $6 million in cash compensation to the Mobleys through 2029.

In addition to their base salary, the Mobleys have been awarded stock options. As of December 31, 2023, Scott Mobley owns options to purchase 1,703,333 shares of Common Stock at prices ranging from $0.22 to $1.00 and Paul Mobley owns options to purchase 1,198,334 shares of Common Stock at prices ranging from $0.22 to $1.00. The 2,901,667 options granted to the Mobleys represent more than 12% of the outstanding shares of Common Stock as of May 10, 2023 and over 54% of the total number of options granted by the Company.

Biographical Information Regarding the Nominee

Gary Copperud, 65, has served as the Chief Executive Officer and a director of BT Brands since July 31, 2018. He was a founding member of BTND, LLC, the owner of eight Burger Time restaurants and one Dairy Queen restaurant, in 2007 and served as BTND’s managing manager and Chief Financial Officer from its inception until BTND was acquired by the predecessor of BT Brands, Inc. Mr. Copperud was a founding shareholder of Next Gen Ice, Inc., a provider of automated ice delivery systems to convenience stores and other markets and a manufacturer of bottled water products, in June 2019, and has served as the Chairman of the Board of Next Gen Ice since July 2019. From 1998 through April 2007, he was a director of STEN Corporation, a public company, resigning when BTND acquired Burger Time’s assets. In addition, Mr. Copperud served as the President of STEN’s Burger Time Acquisition Corporation subsidiary from July 2004 until April 2007. Prior to that, Mr. Copperud was self-employed in the fields of securities and real estate investment and development.

ADDITIONAL PROPONENT INFORMATION

Under the applicable SEC regulations, the Proponents are participants in the solicitation of proxies from the Company’s shareholders to vote in favor of the election of the Proponents’ nominee to the Board.

Additional information regarding the purchases and sales of securities of the Company during the past two years by the Proponents is set forth on Schedule I to this Proxy Statement and is incorporated into this Proxy Statement by reference. Information in this Proxy Statement about each Proponent was provided by that Proponent.

BT Brands is a corporation organized under the laws of the State of Wyoming. The address of the principal business and principal office of BT Brands is 405 West Main Avenue, Suite 2D, West Fargo, North Dakota 58078. The principal business of BT Brands is the ownership and operation of restaurants and food service businesses. BT Brands files reports with the Securities and Exchange Commission, and its shares of common stock and warrants to purchase shares of common stock are traded on The Nasdaq Stock Market.

Gary Copperud is a resident of Utah. Mr. Copperud’s principal occupation is serving as the Chief Executive Officer and a director of BT Brands. He also is Chairman of the Board and a director of Next Gen Ice, Inc., a Wyoming corporation (“NGI”), that engages in (i) the sale and leasing of ice machines that make ice without human contact and (ii) the production and distribution of various bottled water products, including producing water with a 50-year shelf-life guarantee pursuant to proprietary technology, and producing water under an agreement with Brita L.P., a subsidiary of The Clorox Company (“Brita L.P.”), that grants NGI the exclusive right to produce and market resealable aluminum cans of filtered water labeled with the Brita name and trademark in the United States.

As of the date of this Proxy Statement, BT Brands beneficially owns an aggregate of 1,500,724 shares of Common Stock, equal to approximately 6.75% of the total number of outstanding shares of Common Stock, based on information reported in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2023, as filed with the SEC on May 10, 2023.

As of the date of this Proxy Statement, Mr. Copperud beneficially owns and controls an aggregate of 379,176 shares of Common Stock, which includes 203,145 shares of Common Stock owned by Mr. Copperud’s wife, over which Mr. Copperud exercises voting power by virtue of a proxy granted by Mrs. Copperud to Mr. Copperud dated April 21, 2023. The shares of Common Stock beneficially owned and controlled by Mr. Copperud equal approximately 1.71% of the total number of outstanding shares of Common Stock, based on information reported in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2023, as filed with the SEC on May 10, 2023.

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Other than as set forth in this Proxy Statement, there are no material proceedings to which any Proponent or any associate of any Proponent has been a party which is adverse to the Company or any of its subsidiaries, nor does any Proponent or any associate of any Proponent have a material interest adverse to the Company or any of its subsidiaries. Except as described herein, no Proponent nor any of his or its respective associates has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a shareholder of the Company. Other than as disclosed in this Proxy Statement, there are no arrangements or understandings between BT Brands or its affiliates and Mr. Copperud, as BT Brands’ nominee, or any other person pursuant to which the nominations are to be made by Proponents.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten years, no Proponent has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Proponent directly or indirectly beneficially owns any securities of the Company; (iii) no Proponent owns any securities of the Company which are owned of record but not beneficially; (iv) no Proponent has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Proponent is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Proponent is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Proponent owns beneficially, directly or indirectly, any securities of the Company; (viii) no Proponent owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Proponent or any of his or its associates, nor any immediate family member of any Proponent or any Proponent’s associates, had a direct or indirect interest in any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Proponent or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company nor any of its affiliates will or may be a party; (xi) no Proponent has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Proponent holds any positions or offices with the Company; (xiii) no Proponent has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Proponents has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. Except as set forth in this Proxy Statement (including the Schedules hereto), (i) there are no material proceedings to which any Proponent or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries and (ii) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K occurred during the past ten years.

BT Brands has not paid any compensation to Mr. Copperud directly as a result of his nomination for election as a director of the Company by the Proponents at the Annual Meeting. There are no other arrangements or understandings with the Proponents’ nominee, other than as set forth herein.

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SCHEDULE I

TRANSACTIONS IN THE COMPANY’S SECURITIES DURING THE PAST TWO YEARS

Information relating to any transactions in securities of the Company by the Proponents during the past two years is reflected in the table below.

		BT BRANDS, INC.
Date	Buy/Sell	Amount of Shares Bought/(Sold)	Approximate Price Per Share[1]
10/13/22	Buy	15,000	$0.1954
10/13/22	Buy	10,000	0.1956
10/20/22	Sell	2,500	0.1970
10/25/22	Buy	9,974	0.2051
10/26/22	Buy	10.978	0.2106
11/01/22	Buy	5,000	0.1963
11/01/22	Buy	5,000	0.1963
11/01/22	Buy	5,000	0.1963
11/01/22	Buy	5,000	0.1963
11/01/22	Buy	5,000	0.1963
11/01/22	Buy	5,000	0.1963
11/01/22	Buy	5,000	0.1963
11/03/22	Sell	2,500	0.2160
11/07/22	Sell	2,500	0.2160
11/08/22	Buy	20,000	0.2503
11/08/22	Buy	2,500	0.2597
11/08/22	Buy	5,000	0.2591
11/08/22	Buy	5,000	0.2591
11/08/22	Buy	2,500	0.2591
11/08/22	Buy	2,500	0.2591
12/07/2022	Buy	12,500	0.21
12/09/2022	Buy	10,000	0.21
12/09/2022	Buy	7,500	0.2146
12/12/2022	Buy	5,000	0.21
12/12/2022	Buy	10,000	0.21
12/13/2022	Buy	10,000	0.21
12/13/2022	Buy	10,000	0.21
12/13/2022	Buy	9,000	0.21
12/28/2022	Buy	51,739	0.22
12/29/2022	Buy	20,000	0.235
12/29/2022	Sell	770	0.24
12/30/22	Buy	10,000	0.255
12/30/2022	Buy	2,500	0.255

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		BT BRANDS, INC.
Date	Buy/Sell	Amount of Shares Bought/(Sold)	Approximate Price Per Share[1]
12/30/2022	Buy	2,000	$0.2675
01/06/2023	Buy	2,500	0.28
01/06/2023	Buy	2,500	0.3013
02/06/2023	Buy	10,000	0.265
02/08/2023	Buy	3,733	0.337
02/16/2023	Buy	27,500	0.35
02/16/2023	Buy	10,000	0.35
02/16/2023	Buy	10,000	0.35
02/16/2023	Buy	84,16	0.35
02/16/2023	Buy	50,000	0.37
02/16/2023	Buy	2,500	0.36
02/16/2023	Buy	1,584	0.35
02/24/23	Buy	13,971	0.31
02/24/2023	Buy	13,500	0.33
02/24/2023	Buy	100	0.32
03/31/2023	Buy	132,923	0.29
04/14/23	Buy	7,500	0.28
04/17/23	Buy	200	0.28
04/18/23	Buy	466	0.28
04/21/23	Buy	444	0.28
04/25/2023	Buy	15,967	0.28
05/17/2023	Buy	10,000	0.27
05/17/2023	Buy	10,000	0.27
05/17/2023	Buy	10,000	0.27
05/18/2023	Buy	12,400	0.27
05/18/2023	Buy	100	0.27
05/25/2023	Buy	12,000	0.27

1 Excluding any brokerage fees.

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		GARY COPPERUD (includes shares purchased by Sally Copperud, over whose shares Mr. Copperud has a proxy)
Date	Buy/Sell	Amount of Shares Bought/(Sold)	Approximate Price Per Share[1]
11/16/22	Sell	(1000)	$0.24291
11/16/22	Sell	(1000)	0.24291
11/17/22	Sell	(100)	0.1608
11/17/22	Sell	(100)	0.1524

1 Excluding any brokerage fees.

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IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give the Proponents your proxy FOR the election of the Proponents’ Nominee by taking three steps:

●	SIGNING the enclosed BLUE proxy card;

●	DATING the enclosed BLUE proxy card; and

●	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

You may vote your shares at the 2023 Annual Meeting of Noble Roman’s, Inc., however, even if you plan to attend the Annual Meeting, the Proponents recommend that you submit your BLUE proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the Annual Meeting.

If you plan to attend the 2023 Annual Meeting of Noble Roman’s, Inc., please present this BLUE Proxy Card or the Company’s White proxy card for admission, along with a photo identification.

You also may vote you shares either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote by telephone or electronically.

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.

Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE voting form.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of the Proponents’ proxy materials, please contact [____________________________] at the email address listed below.

[_____________________]

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BLUE PROXY CARD

NOBLE ROMAN’S, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF BT BRANDS AND GARY COPPERUD (THE “PROPONENTS”)

THE BOARD OF DIRECTORS OF NOBLE ROMAN’S, INC. IS NOT SOLICITING THIS PROXY

P R O X Y

The undersigned appoints Gary Copperud and Kenneth Brimmer, and each of them, as attorneys and agents with full power of substitution to vote all shares of Common Stock (the “Common Stock”) of Noble Roman’s, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2023 annual meeting of stockholders of the Company scheduled to be held on Thursday, July 6, 2023, at 10:30 a.m. EDT, Conference Room at Heritage Park at 6612 E. 75th Street, Indianapolis, Indiana 46250 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Proponent a reasonable time before this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEE OF THE PROPONENTS (THE “PROPONENTS NOMINEE”).

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with the Proponent’s solicitation of proxies for the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

This Proxy Statement and our BLUE proxy card are available at www.___________.

IMPORTANT: PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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BLUE PROXY CARD

☒ Please mark vote as in this example

THE PROPONENTS STRONGLY RECOMMEND THAT STOCKHOLDERS VOTE “FOR” THE PROPONENTS’ NOMINEE AND NOT TO VOTE “FOR” THE COMPANY NOMINEE LISTED BELOW IN PROPOSAL 1.

YOU MAY SUBMIT VOTES “FOR” ONLY ONE NOMINEE. IF YOU MARK MORE THAN ONE “FOR” BOX WITH RESPECT TO THE ELECTION OF DIRECTORS, YOUR VOTE FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. A "WITHHOLD" VOTE ON ANY NOMINEE WILL NOT BE COUNTED AS A "FOR" VOTE.

1.	Proposal to Elect Directors. Vote “FOR” only ONE of the nominees. If you vote “FOR” more than one nominee, your vote on Proposal 1 will be considered invalid and will not be counted.

The Proponent’s Nominee:

The Proponent recommends that you vote “FOR” for the following Proponent Nominee:

	FOR	WITHHOLD
Gary Copperud	☐	☐

Company Nominee OPPOSED by the Proponents:

The Proponent recommends that you do NOT vote for the following Company nominee:

	FOR	WITHHOLD
A. Scott Mobley	☐	☐

The Proponents do not expect that their nominee will be unable to stand for election, but, in the event that the Proponents Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card and marked to vote “FOR” the Proponents Nominee, or if the card is signed and returned and no direction is indicated, will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, the Proponents have reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its organizational documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, shares of Common Stock represented by this proxy card and marked to vote “FOR” the Proponents Nominee, or if the card is signed and returned and no direction is indicated, will be voted for such substitute nominee(s).

THE PROPONENTS INTEND TO USE THIS PROXY TO VOTE “FOR” THE PROPONENTS’ NOMINEE, GARY COPPERUD.

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THE PROPONENTS MAKE NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

2.	Approve on an advisory basis the compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K:.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

DATED: ____________________________

____________________________________

(Signature)

____________________________________

(Signature, if held jointly)

____________________________________

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

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BLUE VOTING FORM

You may vote your shares of Noble Roman’s, Inc. online or by phone instead of mailing this card.

Votes submitted electrically must be received by 1:00 a.m., ET on July 6, 2023. Vote Online Go to www.investorvote.com/NROM or scan the QR code – login details are located in the shaded bar below.

Vote by Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

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